UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007, the Compensation and Benefits Committee of the Board of Directors of the Company, with the assistance of the Compensation and Benefits Committee of the Board of Directors of Penn Virginia Resource GP, LLC (the “PVR GP”), which is an indirect majority owned subsidiary of the Company and the general partner of Penn Virginia Resource Partners, L.P. (“PVR”), a publicly traded limited partnership, determined that cash bonuses and long-term compensation payable to executive officers of the Company in 2007 relating to their performance in 2006 on behalf of the Company and PVR are as follows:

Name and Principal Position	Cash Bonus		Long-Term Compensation
A. James Dearlove	370,000	(1)	625,000	(1)(2)
President and Chief Executive Officer
Frank A. Pici	205,000	(1)	380,000	(1)(2)
Executive Vice President and Chief Financial Officer
H. Baird Whitehead	235,000		420,000	(2)
Executive Vice President
Nancy M. Snyder	180,000	(1)	330,000	(1)(2)
Executive Vice President, General Counsel and Corporate Secretary
Keith D. Horton	182,000	(3)	315,000	(2)(3)
Co-President and Chief Operating Officer—Coal of PVR GP

(1)	Messrs. Dearlove and Pici and Ms. Snyder (the “Shared Executives”) devoted professional time to both the Company and PVR in 2006. The bonuses and long-term compensation reflected in the chart above include not only amounts payable to the Shared Executives by the Company for services rendered to the Company, but also amounts payable to the Shared Executives by the PVR GP for services rendered to PVR. Mr. Dearlove, Mr. Pici and Ms. Snyder devoted approximately 50%, 32% and 43% of his or her professional time to PVR in 2006 and, accordingly, the PVR GP will be responsible for paying 50%, 32% and 43% of Mr. Dearlove’s, Mr. Pici’s and Ms. Snyder’s 2006-related bonus and long-term compensation.
(2)	Long-term compensation awards are expressed in dollars and are paid in the form of options to purchase Company stock, restricted Company stock and restricted PVR units under the Company’s Second Amended and Restated 1999 Employee Stock Incentive Plan and the PVR GP’s Second Amended and Restated Long-Term Incentive Plan. The actual number of shares of restricted Company stock and restricted PVR units awarded is determined on the basis of the New York Stock Exchange closing prices of the Company’s common stock and PVR’s common units on the dates of award. The actual number of options to purchase Company stock awarded is determined on the basis of the value of the options on the date of the award using the Black-Scholes model. The Shared Executives will have their long-term compensation awards split between awards of options to purchase Company stock or restricted Company stock, on the one hand, and restricted PVR units, on the other hand, in accordance with the percentages of professional time devoted to the Company and PVR in 2006. Mr. Whitehead’s long-term compensation will consist of only options to purchase Company stock or restricted Company stock. Mr. Horton’s long-term compensation will consist of only restricted PVR units. The Shared Executives and Mr. Whitehead will be given the opportunity to elect with respect to Company long-term compensation awards whether to receive those awards in stock options, restricted stock or a combination of both.
(3)	Mr. Horton devoted all of his professional time to PVR in 2006 and, accordingly, the PVR GP will be responsible for paying all of Mr. Horton’s 2006-related bonus and long-term compensation.

On the same day, the Compensation and Benefits Committee of the Board of Directors of the Company, with the assistance of the Compensation and Benefits Committee of the Board of Directors of the PVR GP, determined that base salaries payable to executive officers of the Company in 2007 are as follows:

Name and Principal Position	2007 Salary
A. James Dearlove	380,000	(1)
President and Chief Executive Officer
Frank A. Pici	263,000	(1)
Executive Vice President and Chief Financial Officer
H. Baird Whitehead	312,000
Executive Vice President
Nancy M. Snyder	230,000	(1)
Executive Vice President, General Counsel and Corporate Secretary
Keith D. Horton	270,000	(2)
Co-President and Chief Operating Officer—Coal of PVR GP

(1)	Reflects the total salaries payable to Messrs. Dearlove and Pici and Ms. Snyder in 2007. In 2007, it is expected that Messrs. Dearlove and Pici and Ms. Snyder will devote some portion of their professional time to each of the Company, PVR and Penn Virginia GP Holdings, L.P. (“PVG”), a publicly traded limited partnership, the general partner of which is PVG GP, LLC (the “PVG GP”), an indirect wholly owned subsidiary of the Company. The PVR GP and the PVG GP are responsible for paying that portion of each such executive officer’s salary related to the services he or she performs for PVR and PVG in 2007.
(2)	Because Mr. Horton devotes all of his professional time to PVR, the PVR GP will be responsible for paying all of Mr. Horton’s 2007 salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Executive Vice President, General Counsel and Corporate Secretary